                                                                   EXHIBIT 10.15


                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                 --------------------------------------------


     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is entered into effective the 28th day of February, 1996, by HAROLD'S STORES, INC. an Oklahoma corporation ("Borrower") and BOATMEN'S FIRST NATIONAL BANK OF OKLAHOMA ("Lender").


                             W I T N E S S E T H:
                             -------------------

     WHEREAS, pursuant to the terms and conditions of that certain First Amended and Restated Credit Agreement by and among the Borrower, Lender and certain guarantors dated August 22, 1995 (the "Prior Agreement"), the Borrower agreed to borrow up to the aggregate principal amount of Twelve Million and No/100 Dollars ($12,000,000.00) from Lender on a revolving loan basis and the ability to issue letters of credit under the revolving loan;

     WHEREAS, Borrower has requested an increase in the revolving loan to $15,000,000.00 and the release of the guarantors under the Prior Agreement; and

     WHEREAS, Lender is willing to make increase the revolving loan to the Borrower and to release the guarantors under the Prior Agreement upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrower by Lender, the parties hereto hereby agree as follows:

     1.   DEFINITIONS.
          -----------

          1.1  General Terms.  When used herein, the following terms shall have
               -------------
     the following meanings:

          "Accounts" shall mean all present and future rights of the Borrower
           --------
     and each of the Harold's Subsidiaries to payment for retail services rendered or retail Goods sold, purchased or leased, which are not evidenced by Instruments or Chattel Paper, and whether or not they have been earned by performance, including Accounts owned by Borrower or any of the Harold's Subsidiaries doing business under any other name.

          "Account Debtor" shall mean the party who is obligated on or under an
           --------------
     Account.

          "Accounts Trial Balance" shall have the meaning assigned to that term
           ----------------------
     in Section 3.1.
     --------------

          "Affiliate" shall mean any Person (a) that directly or indirectly,
           ---------
     through one or more intermediaries, controls or is controlled by, or is under common control of the Borrower, (b) that directly or beneficially owns or holds 5% or more of any class of the voting stock of the Borrower, or (c) 5% or more of whose voting stock (or in the case of a person which is not a corporation, 5% or more of the equity interest) is owned directly or beneficially or held by the Borrower.

          "Borrowing Base" shall mean an amount equal to the sum of (i) eighty
           --------------
     percent (80%) of Eligible Accounts, and (ii) fifty percent (50%) of Eligible Inventory not to exceed $15,000,000.00 as reflected in the most current Monthly Report less all Letters of Credit.

          "Business Day" shall mean any day of the year on which banks are not
           ------------
     required or authorized to close in Oklahoma City, Oklahoma.

          "Cash Equivalent Investments" shall mean (i) short-term direct
           --------------
     obligations of the United States Government, (ii) readily marketable commercial paper rated A1 or better by Standard & Poor's Corporation (or a similar rating by a similar organization which rates commercial paper),
     (iii) federally insured negotiable certificates of deposit or bankers acceptances, payable to the order of the Borrower or to bearer, issued by one or more commercial banks or trust companies operating in the United States and (iv) cash deposits maintained by the Borrower at Lender.

          "Chattel Paper" shall mean a writing or writings which evidence both a
           -------------
     monetary obligation and a security interest in or a lease of specific goods. The transaction is evidenced by both such a security agreement or a lease and by an Instrument or series of Instruments, a group of writings taken together constitutes Chattel Paper.

          "Code" shall have the meaning assigned to that term in Section 1.3.
           ----                                                  -----------

          "Corporate Base Rate" shall mean that fluctuating annual rate of
           -------------------
     interest formally designated by Lender from time to time (whether or not charged or published) as its "Corporate Base Rate." Each change in the per annum interest rate charged hereunder shall become effective, without notice (which notice is hereby waived), on the date of each change in the Corporate Base Rate (or any component thereof). As of February 15, 1996, the Corporate Base Rate was eight and one-quarter of one percent (8.25%) per annum. Lender may, from time to time, extend credit to anyone at rates of interest varying from, and having no relation to, the Corporate Base Rate.

          "Default" shall mean the occurrence or existence of any one or more of
           -------
     the following events: (a) the Borrower fails to pay any of the Liabilities within five (5) calendar days following the date such Liabilities are due or are declared due; (b) the Borrower fails or neglects to perform, keep or observe any of the covenants, conditions or agreements contained in this Agreement or in any of the other Financing Agreements and such failure or neglect continues for more than thirty (30) days after written notice from the Lender of such failure or neglect; provided that such grace period shall not apply, and a Default shall exist upon the occurrence of such failure or neglect, if (i) such Default may not, in the Lender's reasonable determination, be cured by the Borrower during such thirty (30) day grace period (such failure or neglect incapable of cure shall not include the failure to comply with the financial covenants set forth in Section 6.10
                                                                 ------------
     for which the thirty (30) day grace period shall continue to apply but shall include, without further limitation, the failure to obtain the written consent of Lender prior to taking any action described in this Agreement which requires such prior written consent) or (ii) the covenant to have been performed was the delivery to Lender of a Monthly Report; provided, further, that with respect to any Financing Agreement other than this Agreement, the grace period provided under this clause (b) shall be concurrent with, and not in addition to, any grace period that may be provided under such Financing Agreement; (c) any warranty or representation now or hereafter made by the Borrower of the Liabilities in connection with this Agreement or any of the other Financing Agreements is untrue or incorrect in any material respect, or any schedule, certificate, statement, report, financial data, notice, or writing furnished at any time by the Borrower to the Lender is untrue or incorrect in any material respect on the date as of which the facts set forth therein are stated or certified;
     (d) a judgment or order requiring payment in excess of $10,000.00 shall be rendered against the Borrower, and such judgment or order shall remain unsatisfied or undischarged and in effect for thirty (30) consecutive days; provided that this clause (d) shall not apply to any judgment with respect to which (i) a stay of enforcement has been entered within such thirty (30) day period; (ii) an appeal, properly bonded, has been taken within such thirty (30) day period; or (iii) the Borrower is fully insured, and with respect to which the insurer has admitted in writing its liability for the full amount thereof; (e) a notice of lien, levy, or assessment is filed or recorded with respect to all or a substantial part of the assets of the Borrower or any of the Harold's Subsidiaries by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency or any taxes or debts owing at any time or times hereafter to any one or more of them, provided that this clause (e) shall not apply to any liens, levies, or assessments which relate to current taxes not yet due and payable or any liens, levies or assessments which are being contested and properly bonded; (f) all or any part of the assets of the Borrower is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and on or before the tenth (10th) day thereafter such assets are not returned to the Borrower and/or such writ, distress warrant or levy is not dismissed, stayed or lifted; (g) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by or against the Borrower, or the Borrower makes an assignment for the benefit of creditors or the Borrower takes any corporate action to authorize any of the foregoing; (h) the Borrower voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated; (i) the Borrower becomes insolvent or fails generally to pay its debts as they become due; (j) the Borrower is enjoined, restrained, or in any way prevented (whether by affirmative order, by the suspension of any license, permit or approval to conduct business, or otherwise) by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business affairs; (k) a breach by the Borrower shall occur under any material agreement, document or instrument (other than an agreement, document or instrument evidencing the lending of money), whether heretofore, now or hereafter existing between the Borrower and any other Person, and such breach continues for more than thirty (30) days after such breach first occurs (or thirty (30) days after any notice with respect to such breach if such notice is required to be given to Borrower thereunder), provided that such grace period shall not apply, and the Borrower shall be in Default upon the occurrence of such breach, if such breach may not, in the Lender's reasonable determination, be cured by the Borrower, during such thirty (30) day grace period; (l) the Borrower shall fail to make any payment due on any other obligation for borrowed money or for the deferred purchase price of property or services; (m) a material and adverse change shall occur in the Borrower or any of its operations or financial conditions; and (n) a material change shall occur in the Lender's sole determination in the management or management structure of the Borrower.

          "Documents" shall mean a bill of lading, dock warrant, dock receipt,
           ---------
     warehouse receipt or other order of delivery of goods, and also any other documents which in the regular course of business financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

          "Eligible Accounts" shall mean an amount which shall be calculated by
           -----------------
     the Borrower and submitted for the approval of the Lender, from time to time, which shall equal the sum of Borrower's Accounts generated by Borrower's billings or invoices to retail Account Debtors in respect of goods actually delivered or services actually performed for Borrower's and the Harold's Subsidiaries' customers and which Accounts shall represent a sum of money unconditionally due and owing to Borrower from a retail Account Debtor, but excluding: (i) Accounts totaling more than 3% of the total of Borrower's Accounts and which are or may be subject to any dispute, set-off, recoupment, counterclaim or other claim which would reduce the amount to be paid by the Account Debtor to the Borrower, (ii) each Account in respect of which either Borrower or the Lender believes that complete and timely collection thereof may be doubtful, (iii) the entirety of each Account if the required minimum payment shall be unpaid for a period of time in excess of sixty (60) days from the date of first invoice, (iv) each Account due from an Affiliate (inter company or inter store) of Borrower, including the Harold's Subsidiaries. In making such a determination, the Lender shall be generally guided by the following minimum requirements:

               (a) the required minimum payment on the Account has not remained unpaid for a period of more than sixty (60) days after the date of Borrower's credit billing:

               (b) the account is not owing from an Account Debtor who has failed to make the required minimum payment owing within sixty (60) days of the invoice date;

               (c) the Account is a valid, legally enforceable obligation of the Account Debtor thereunder and is not, to the extent it is considered eligible, subject to any offset or other known defense on the part of such retail Account Debtor provided, however, that (i) reasonable and customary discounts for prompt payment will be allowed, or (ii) if it is subject to any other offset, defense or claim, it shall be ineligible to the extent of such offset, defense or claim; and

               (d) the Account is not subject to any consensual lien or security interest whatsoever.

          "Eligible Inventory" shall mean an amount which shall be calculated by
           ------------------
     the Borrower and submitted for approval of the Lender from time to time (separated into categories of raw materials, work in process and finished goods on a quarterly basis until such time as Borrower has the capability of generating such categories on a monthly basis), which shall equal the sum of all Inventory actually owned by the Borrower and the Harold's Subsidiaries located at any of Borrower's or Harold's Subsidiaries' principal places of business for which all costs of acquisition and purchase of such Inventory have been satisfied or will be satisfied by an advance on the Revolving Loan or any Letter of Credit Agreement made by the Lender directly to the seller of such Inventory and which Inventory should properly, under generally accepted accounting principles, be listed as an asset on Borrower's consolidated balance sheet with no corresponding entry of a liability to any Person other than the Lender.

          "Execution Date" shall mean February 28, 1996.
           --------------

          "ERISA" shall have the meaning assigned to that term in Section 5.14.
           -----                                                  ------------

          "Event of Default" shall mean an event which through the passage of
           ----------------
     time, or the service or giving of notice, or both would (assuming the action necessary to cure the same is not taken by the Borrower) mature into a Default.

          "Financing Agreements" shall mean all agreements, instruments and
           --------------------
     documents, including without limitation, this Agreement, the Revolving Loan Note, the Letter of Credit Agreements and all other loan agreements, notes, guaranties, consents, assignments, contracts, notices, leases and all other written matters whether heretofore, now, or hereafter executed by or on behalf of the Borrower and delivered to the Lender, together with all agreements and documents referred to therein or contemplated thereby, including all amendments, extensions and renewals thereof.

          "General Intangibles" shall mean all choses in action, causes of
           -------------------
     action and all other intangible personal property of the Borrower of every kind and nature (other than Accounts) including, without limitation, corporate or other business records, liens, inventions, designs, patents, patent applications, service marks, trademarks, tradenames, trade secrets, goodwill, registrations, copyrights, licenses, permits, franchises, customer lists, tax refund claims and the like, wherever located.

          "Goods" shall mean all things which are movable at the time a security
           -----
     interest attaches or which are fixtures, but does not include money, Documents, Instruments, Accounts, Chattel Paper and General Intangibles.

          "Harold's Subsidiaries" shall mean Harold's of Norman, Inc., an
           ---------------------
     Oklahoma corporation, Harold's Financial Corporation, an Oklahoma corporation, Harold's Service Corporation, Inc., an Oklahoma corporation, Harold's of Oklahoma City, Inc., an Oklahoma corporation, Harold's of Tulsa, Inc., an Oklahoma corporation, Harold's of Utica Square, Inc., an Oklahoma corporation, Harold's of Penn Place, Inc., an Oklahoma corporation, Harold's Clothing, Inc., a Texas corporation, Harold's of Texas, Inc., a Texas corporation, Harold's of Fort Worth, Inc., a Texas corporation, Harold's of Dallas, Inc., a Texas corporation, Harold's of the Galleria, Inc., a Texas corporation, Harold's of White Flint, Inc., a Maryland corporation, and Harold's of Jackson, Inc., a Mississippi corporation.

          "Instruments" shall mean a negotiable instrument, as defined in 12A
           -----------
     O.S. (S)3-104, or a security, as defined in 12A O.S. (S)8-102, or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in ordinary course of business transferred by delivery with any necessary endorsement or assignment.

          "Inventory" shall mean any and all Goods, wheresoever located, whether
           ---------
     now owned or hereafter acquired by the Borrower or any of the Harold's Subsidiaries, which are held for sale.

          "Letters of Credit" shall mean the commercial and standby letters of
           -----------------
     credit hereafter issued by the Lender pursuant to Section 2.8 and all
                                                       -----------
     reimbursement obligations pertaining to such letters of credit, and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

          "Letter of Credit Agreements" shall mean the written agreements with
           ---------------------------
     the Lender executed or hereafter executed in connection with the issuance by the Lender of the Letters of Credit, such agreements to be on the Lender's customary form for commercial or standby letters of credit of comparable amount and purpose, as from time to time in effect.

          "Liabilities" shall mean all of the Borrower's liabilities,
           -----------
     obligations, and indebtedness to Lender of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance) and whether arising or existing under written agreement, oral agreement or operation of law, including without limitation, all of Borrower's indebtedness and obligations to Lender under this Agreement, the other Financing Agreements, the Revolving Loan Note and the Letter of Credit Agreements.

          "LIBOR Rate" shall mean the London Interbank Offered Rates for either
           ----------
     (i) one (1) month or (ii) three (3) months, as published in the Wall Street
                                                                     -----------
     Journal indicating the average of interbank offered rates for dollar
     -------
     deposits in the London market based on the quotation at five major banks. If the date of the rate change falls on a date when the Wall Street Journal
                                                             -------------------
     is not published, then the one (1) month or three (3) month LIBOR Rate published in the following issue of the Wall Street Journal shall be the
                                             -------------------
     applicable LIBOR Rate used.


          "Maximum Revolving Facility" shall mean the maximum aggregate amount
           --------------------------
     which Lender has agreed to consider as a ceiling on the outstanding principal balance of loans to be made to the Borrower and Letters of Credit issued pursuant to Section 2. The Maximum Revolving Facility shall be
                        ---------
     Fifteen Million and no/100 Dollars ($15,000,000.00).

          "Monthly Report" shall have the meaning assigned to that term in
           --------------
     Section 3.1.
     -----------

          "Pension Plan" shall have the meaning assigned to that term in Section
           ------------                                                  -------
     5.14.
     ----

          "Person" shall mean any individual, sole proprietorship, partnership,
           ------
     joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (whether national, federal, state, provincial, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "Quarterly Report" shall have the meaning assigned to that term in
           ----------------
     Section 3.2.
     -----------

          "Revolving Loan" shall have the meaning assigned to that term in
           --------------
     Section 2.
     ---------

          "Revolving Loan Note" shall mean that certain Eighth Amended and
           -------------------
     Restated Revolving Note executed by the Borrower substantially in the form of Exhibit "A" attached to this Agreement, dated the effective date of this Agreement, as same may be extended, renewed, amended or modified from time to time pursuant to the terms of this Agreement.

          "Subsidiary" shall mean any corporation of which more than fifty
           ----------
     percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Borrower.

          "Tangible Net Worth" shall mean stockholder's equity in the Borrower,
           ------------------
     plus debt expressly subordinated to Lender, determined in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 6.1,
                                                                -----------
     less: (i) General Intangibles, (ii) receivables from any shareholders of the Borrower or any of the Harold's Subsidiaries, and (iii) notes or amounts received or receivable from any other Affiliate or Subsidiary.

          "Total Liabilities" shall mean with respect to any Person (i) all
           -----------------
     obligations of such Person which, in accordance with generally accepted accounting principles, would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all rental obligations under leases required to be capitalized under generally accepted accounting principles; (iii) all guarantees (direct or indirect) and other contingent obligations of such Person in respect of, or obligations to purchase or otherwise acquire or to assure payment of, liabilities of others; and (iv) liabilities of others secured by a lien, security interest or other encumbrance upon property owned by such Person, whether or not assumed; (v) less debt expressly subordinated to Lender.

          1.2  Accounting Terms.  Any accounting terms used in this Agreement
               ----------------
     which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles.

          1.3  Others Defined in Oklahoma Uniform Commercial Code. All other
               --------------------------------------------------
     terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided by the Uniform Commercial Code of the State of Oklahoma (the "Code") to the extent the same are used or defined therein.

     2.   THE LOAN.  Subject to the terms and conditions, and relying upon the
          --------
representations and conditions hereinafter set forth, Lender agrees to lend and the Borrower agrees to borrow, up to and not exceeding the Maximum Revolving Facility, on a revolving basis as follows:

          2.1  Borrowing Base.  The Borrower may borrow, repay, without penalty
               --------------
     or premium, and re-borrow hereunder, the lesser of (i) the Maximum Revolving Facility, or (ii) the Borrowing Base.

          2.2  Advances.  Each request for advance hereunder may be made by
               --------
     telephone by the authorized representative of Borrower no later than 2:00 p.m. on the date on which an advance is requested to be made. Each advance to the Borrower shall be in immediately available funds and deposited in the Borrower's demand deposit accounts with Lender.

          2.3  Maximum Principal Balance of Revolving Loan.  The Borrower agrees
               -------------------------------------------
     that if at any time the aggregate outstanding principal balance of the Revolving Loan shall exceed an amount equal to the lesser of (i) the Maximum Revolving Facility or (ii) the Borrowing Base, the Borrower shall promptly pay to Lender the amount necessary to eliminate such excess.

          2.4  Interest.  The Borrower shall pay to Lender interest on the
               --------
     average daily outstanding balance of the Liabilities at a rate per annum equal to, at the option of the Borrower, (i) the Corporate Base Rate, or
     (ii) two and one-eighth of one percent (2.125%) plus either the one (1) or three (3) month LIBOR Rate as designated in writing by the Borrower. The Borrower may make this selection at any time during the term of this Agreement, provided, however, if a LIBOR Rate is selected no changes may be made until the applicable LIBOR Rate time period has expired. If the Borrower fails to make a written selection, the Corporate Base Rate shall apply.

          2.5  Interest Payments.  Interest shall be payable monthly in arrears
               -----------------
     beginning February 29, 1996 and on the last day of each month thereafter, upon the date of any prepayment and at maturity. All interest accrued shall be computed on the basis of a year of 360 days, and the actual number of days elapsed in the period in which it accrues. Following the occurrence of a Default, the Borrower shall pay to Lender interest from the date of such Default at the per annum rate of five percent (5%) in excess of the then applicable annual rate on the outstanding principal balance of the Liabilities.

          2.6  Repayment.  Unless otherwise agreed in writing from time to time
               ---------
     hereafter, all payments which the Borrower is required to make to Lender under this Agreement or under any of the other Financing Agreements shall be made without defense, set-off and counterclaim and in same day funds and delivered to Lender not later than 2:30 p.m. (Oklahoma City, Oklahoma time) on the date due at Lender's offices located at 211 North Robinson, Oklahoma City, Oklahoma, 73102, for the account of Lender; funds received by Lender after that time shall be deemed to have been paid by the Borrower on the next succeeding Business Day. The Borrower hereby authorizes Lender to charge its account with Lender in order to cause timely payment to be made to Lender of all principal, interest and fees due hereunder (subject to sufficient funds being available in the Borrower's accounts for that purpose).

          2.7  Term of this Agreement.  This Agreement shall terminate on June
               ----------------------
     30, 1998, at which time all principal and accrued interest shall be immediately due and payable. All of Lender's rights and remedies under this Agreement shall survive such termination until all of the Liabilities under this Agreement and the other Financing Agreements have been paid in full. In addition, this Agreement may be terminated as set forth in Section 7.
                                                                   ---------
     Upon the effective date of termination of the Revolving Loan, all of the Liabilities shall become immediately due and payable without notice or demand; provided, however, that if such termination is by reason of an event specified in Section 8, all of the Liabilities shall become
                        ---------
     immediately due and payable at such time without notice or demand.

          2.8  Letters of Credit.  (i) Lender agrees to extend credit to
               -----------------
     Borrower at any time and from time to time by issuing, extending, reissuing or amending Letters of Credit pursuant to the executed Letter of Credit Agreements. (ii) Each of the Letters of Credit shall (a) be issued by Lender, (b) contain such terms and provisions as required by Lender, including payment of customary fees, (c) be for the account of Borrower in favor of a beneficiary reasonably acceptable to Lender, (d) expire not later than the expiration date set forth respectively in each Letter of Credit, which in the case of commercial Letters of Credit shall not be more than one hundred eighty (180) days from the date of issuance, unless prior approval of Lender is obtained for a longer period, but in no event shall any commercial Letter of Credit have an expiration date beyond September 30, 1998.

     3.   REPORTING AND ELIGIBILITY REQUIREMENTS.  The following are reporting
          --------------------------------------
and eligibility requirements:

          3.1  Monthly Reports.  The Borrower shall submit to the Lender, not
               ---------------
     later than the twenty-fifth (25th) day following the end of each month, a monthly report ("Monthly Report"), accompanied by a Borrowing Base certificate in the form attached hereto as Exhibit "B", which shall be
                                                -----------
     signed by the President, chief financial officer or other authorized officer of the Borrower. Each Monthly Report shall include, as of the closing day for the preceding month: (i) a summary aged trial balance of Accounts for the Borrower ("Accounts Trial Balance"); (ii) calculations of the current Borrowing Base; (iii) the amount of the outstanding principal balance of the Liabilities; and (iv) a representation by the Borrower that no Default or Event of Default occurred during such month or, if a Default or Event of Default has occurred during such month, a description of such Default or Event of Default and of the actions the Borrower has taken or intends to take to cure the same. Upon Lender's request therefor, the Borrower shall furnish with such specificity as is satisfactory to Lender, concerning matters included, described or referred to in the Monthly Reports and any other documents in connection therewith requested by Lender including, without limitation, but only if specifically requested by Lender, copies of all invoices prepared in connection with the Accounts. The Monthly Reports shall contain such additional information as Lender may reasonably require.

          3.2  Quarterly Reports.  The Borrower shall submit to the Lender not
               -----------------
     later than the forty-fifth (45th) day following the end of each fiscal quarter and shall be accompanied by the Quarterly Borrowing Base and Compliance Certificate (the "Quarterly Report") in the form attached hereto as Exhibit "C". Each Quarterly Report shall include, as of the closing day
        -----------
     of the preceding fiscal quarter: (i) calculations of the current Borrowing Base; (ii) the quarterly itemization of Inventory described in Section 3.7;
                                                                    -----------
     and (iii) evidence satisfactory to Lender that each of the covenants set forth in Section 6.9 has been complied with during such quarter.
              -----------

          3.3  Account Representations and Warranties.  With respect to Accounts
               --------------------------------------
     scheduled, listed or referred to on the initial Accounts Trial Balance or on any subsequent Accounts Trial Balance, the Borrower warrants and represents to Lender that: (i) they are genuine, are in all respects what they purport to be, and are not evidenced by a judgment; (ii) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the documents entered into between the Borrower and its respective Account Debtors with respect thereto; (iii) the amounts shown on the respective Accounts Trial

     Balance, Borrower's books and records and all invoices and statements which may be delivered to Lender with respect thereto are actually and absolutely owing to the Borrower and are not in any way contingent; (iv) no payments have been or shall be made thereon to any person other than the Borrower or to Lender; (v) there are no set-offs, counterclaims or disputes existing or asserted with respect thereto and the Borrower has not made any agreement with any of the Account Debtors for any deduction therefrom except a purchase discount for prompt payment or return allowance allowed by the Borrower in the ordinary course of their businesses; (vi) there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder as shown on the respective Accounts Trial Balance, Borrower's books and records and all invoices and statements delivered to Lender with respect thereto; (vii) to the best of the Borrower's knowledge, all Account Debtors have the capacity to contract and are solvent; (viii) the services furnished and/or goods sold giving rise thereto are not subject to any lien, claim, encumbrance or security interest except that of the Lender and except as specifically permitted below; (ix) the Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility thereof; and (x) to the best of the Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any of its respective Account Debtors which might result in any material adverse change in such Account Debtor's financial condition, results of operations or business.

          3.4  Verification of Accounts.  The Lender shall have the right, at
               ------------------------
     any time or times hereafter, within its reasonable judgment with respect to the frequency thereof, after prior notice to Borrower, to verify by mail, telephone, telegraph or otherwise the validity, amount or any other matter relating to any Accounts.

          3.5  Collections and Payments.  The Borrower hereby agrees that in the
               ------------------------
     event any payments are received by Lender whether from the Borrower or from any other Person, all such payments will be the sole and exclusive property of Lender and will be applied on account of the Liabilities as follows: (i) after allowing two (2) Business Days for collection of checks and other instruments received by Lender at its offices in Oklahoma City, Oklahoma, Lender will credit (conditional upon final collection) all such payments against the Borrower's outstanding loan balance, with the exception of checks drawn on accounts with Lender with immediately available funds for which Borrower shall receive immediate credit upon receipt, (ii) all cash payments received by the Lender prior to 2:30 p.m. (Oklahoma City, Oklahoma time) at its offices in Oklahoma City, Oklahoma including, without limitation, payments made by wire transfer of immediately available funds, will be credited against the Borrower's outstanding loan balance immediately upon receipt and (iii) all cash payments received by Lender at a time later than that specified in clause (ii) of this Section 3.5 will be
                                                             -----------
     credited against the Borrower's outstanding loan balance on the first Business Day following Lender's receipt thereof.

          3.6  Inventory Representations and Warranties.  With respect to
               ----------------------------------------
     Inventory, Borrower represents and warrants to Lender that (i) it is not subject to any lien or security interest whatsoever except for the security interest granted to Lender hereunder and except as specifi cally permitted herein and (ii) it is of good and merchantable quality, free from any defects which would affect the market value of such Inventory.

          3.7  Inventory Records.  The Borrower shall at all times hereafter
               -----------------
     maintain correct and accurate records with respect to Inventory, in reasonably sufficient detail as may be satis factory to Lender including, without limitation, the quarterly itemization of raw materials, work-in-process and finished goods, all of which records shall be available during the Borrower's usual business hours at the request of any of Lender's officers, employees or agents. As soon as Borrower has installed the computer capability of generating detailed reports on a monthly basis, Borrower will provide a monthly itemization or raw materials, work-in-process and finished goods.

     4.   CONDITIONS OF ADVANCES.  Notwithstanding any other provision contained
          ----------------------
in this Agreement or in any of the other Financing Agreements to the contrary, the obligation of Lender to make advances hereunder is subject to the satisfaction of all the following:

          4.1 Insurance programs and coverage thereunder determined by Lender to be adequate shall have been instituted by the Borrower;

          4.2 The Borrower shall have implemented reporting and monitoring systems satisfactory to Lender capable of providing the Borrower with the information necessary to compile and deliver the reports required under this Agreement, including without limitation, the Monthly Reports and the Quarterly Reports;

          4.3 No Default or Event of Default under this Agreement shall exist or be continuing as of the date of the advance;

          4.4 Good standing certificates, as of the most recent date practicable, for the Borrower from the Secretaries of State or other appropriate governmental authority, of each state in which the Borrower is qualified to do business, if any, shall have been delivered to Lender;

          4.5 A copy of the Bylaws of the Borrower certified as of the Execution Date by the corporate secretary or an assistant secretary of the Borrower shall have been delivered to Lender;

          4.6 A resolution of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance of each of the Financing Agreements, certified as of the Execution Date by the corporate secretary or an assistant secretary of the Borrower shall have been delivered to Lender;

          4.7 A signature and incumbency certificate of the officers of the Borrower;

          4.8 Certificates of public officials, bonded abstracters or title search companies satisfactory to Lender relating to the nonexistence of UCC financing statement filings, liens, charges and other encumbrances on the Accounts and Inventory of the Borrower, except as may exist in favor of Lender or as described on Exhibit "D";
                               -----------

          4.9 Financial statements for the Borrower and such other financial information as required by this Agreement and the other Financing Agreements or as otherwise reasonably may be required by Lender, all in form satisfactory to Lender;

          4.10 Duly executed initial Monthly Report dated the Execution Date.

          4.11 The Borrower shall have executed, or caused to be executed, and delivered to Lender on or before the Execution Date, the Financing Agreements, including, without limitation, this Agreement, together with such consents, certificates, endorsements, opinions, guarantees and assurances as Lender and Lender's counsel may reasonably request.

          4.12 Lender shall have received (a) with respect to any advance under the Revolving Loan, a request for an advance in a specific amount, in the manner described in Section 2.1, from the appropriate officer of the
                         -----------
     Borrower, (b) a Monthly Report from the Borrower dated no more than thirty-one (31) days prior to the date of such advance, provided that with respect to the initial advance hereunder, Lender shall have received a pro forma Monthly Report dated the date of such advance, and (c) copies of all other documents required to be delivered to Lender under Section 6.1;
                                                              -----------


          4.13 No material adverse change, as determined by Lender in its sole discretion, in the financial condition or operation of the Borrower shall have occurred at any time or times subsequent to the most recent annual financial statement provided pursuant to Section 6.1;
                                             -----------

          4.14 Lender shall have received, in form and substance satisfactory to Lender, all additional certificates, order, authorities, consents, affidavits, schedules, instruments, security agreements, financing statements, mortgages and other documents which Lender may at any time reasonably request;

          4.15 The representations and warranties contained in this Agreement shall be true, correct and complete in all material respects as of the date of a request for advance; and

          4.16 There shall not be pending or, to the knowledge of the Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any Harold's Subsidiary or any property of the Borrower or any Harold's Subsidiary which has not been disclosed by the Borrower to Lender prior to the making of the last preceding advance and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, which, in either event, in the opinion of Lender, would reasonably be expected to materially and adversely affect the business, operations, properties, assets or condition (financial or otherwise) of the Borrower or to impair the ability of the Borrower to perform its obligations under the Financing Agreements.

     5.   REPRESENTATIONS AND WARRANTIES.  The Borrower represents and warrants
          ------------------------------
that as of the Execution Date, and continuing so long as any Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as this Agreement remains in effect:

          5.1  Corporate Existence.  The Borrower is a corporation duly
               -------------------
     organized, validly existing and in good standing under the laws of the State of Oklahoma and is duly qualified as a foreign corporation and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for those jurisdictions in which the failure so to qualify would not, in the aggregate, have a material adverse effect on the Borrower's financial condition, results of operations or business.

               5.1.1 Each Harold's Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified as a foreign corporation and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for those jurisdictions in which the failure so to qualify would not, in the aggregate, have a material adverse effect on such Harold's Subsidiary's financial condition, results of operations or business.

          5.2  Corporate Authority.  The execution and delivery by the Borrower
               -------------------
     of this Agreement and all of the other Financing Agreements, and the performance of the Borrower's obligations hereunder and thereunder: (i) are within the Borrower's corporate powers; (ii) are duly authorized by the Borrower's Board of Directors and, if necessary, the Borrower's stock holders; (iii) are not in contravention of the terms of the Borrower's Certificate of Incorporation or Bylaws, or of any indenture, agreement or undertaking to which the Borrower is a party or by which the Borrower or any of its property is bound; (iv) do not, as of the execution hereof, require any governmental consent, registration or approval; (v) do not contravene any contractual or governmental restriction binding upon the Borrower; and (vi) will not, except as contemplated herein, result in the imposition of any lien, claim, charge, security interest or other encumbrance upon any property of the Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Borrower is a party or by which it or any of its property may be bound or affected.

          5.3  Binding Effect.  This Agreement and all of the other Financing
               --------------
     Agreements are the legal, valid and binding, obligation of the Borrower and are enforceable against the Borrower in accordance with their respective terms.

          5.4  Financial Data.  The Borrower has delivered to Lender that
               --------------
     certain consolidated Financial Statement dated October 28, 1995. Such statement was prepared in accordance with generally accepted accounting principles and fairly presents the financial position of the Borrower as of the date thereof. The Borrower does not have any material contingent liability, or contingent liability or liability for taxes, long-term lease or long-term commitment, which is not reflected in the foregoing financial statement, the notes thereto or otherwise in writing to the Lender.

          5.5  Solvency.  The Borrower is solvent, is able to pay its debts as
               --------
     they become due and has capital sufficient to carry on its business as the same is now being conducted and all businesses in which it is about to engage, and now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay Borrower's debts. The Borrower will not be rendered insolvent by the execution and delivery of this Agreement or any of the other Financing Agreements or by the transactions contemplated hereunder or thereunder.

          5.6  Chief Place of Business.  As of the Execution Date, the principal
               -----------------------
     offices of the Borrower are located at 765 Asp, Norman, Oklahoma 73070. If any change is to occur, the Borrower shall notify the Lender thereof at least sixty (60) days prior to such change. As of the Execution Date, the books and records of the Borrower and all chattel paper and all records of account are located at the principal offices of the Borrower.

          5.7  Tax Liabilities.  The Borrower has filed all federal, state and
               ---------------
     local tax reports and returns required by any law, rule, or regulation to be filed by these except for extensions duly obtained, and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. The reserves for taxes reflected on the balance sheets of the Borrower submitted to Lender in accordance with the terms of Section 6.1 will be adequate in amount for the
                                  -----------
     payment of all liabilities for all taxes (whether or not disputed) of the Borrower accrued through the date of each such balance sheet. There are no material unresolved questions or claims concerning any tax liability of the Borrower.

          5.8  Loans.  Except as disclosed on the financial statements
                -----
     specifically identified in Section 5.4, and except for trade payables
                                -----------
     arising in the ordinary course of the Borrower's business, there are currently no loans or other indebtedness for borrowed money.

          5.9  Margin Security.  The Borrower does not own any margin securities
               ---------------
     and none of the loans advanced hereunder will be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation G of the Board of Governors of the Federal Reserve System.

          5.10 Litigation and Proceedings.  Except as disclosed on Exhibit "E"
               --------------------------                          -----------
     attached hereto, no judgments are outstanding against the Borrower or any Harold's Subsidiary, nor is there now pending or, to the best of the Borrower's knowledge after diligent inquiry, threatened any litigation, contested claim, or governmental proceeding by or against the Borrower or any Harold's Subsidiary.

          5.11 Other Agreements.  The Borrower is not in default under any
               ----------------
     contract, lease, commitment or other agreement in excess of $10,000.00 which it is a party or by which it is bound. The Borrower knows of no dispute regarding any contract, lease, commitment or other agreement.

          5.12 Employee Controversies.  There are no controversies pending or,
               ----------------------
     to the best of the Borrower's knowledge, threatened between the Borrower or any Harold's Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and well-being of the Borrower.

          5.13 Compliance with Laws and Regulations.  The execution and delivery
               ------------------------------------
     by the Borrower of this Agreement and all of the other Financing Agreements and the performance of the Borrower's obligations hereunder and thereunder are not, to the best of Borrower's knowledge, in contravention of any law, order, rule or regulation. The Borrower is in compliance with all laws, orders, rules, regulations and ordinances of all federal, foreign, state and local governmental authorities relating to the business operations and the assets of the Borrower except for laws, orders, rules, regulations and ordinances the violation of which would not, in the aggregate, have a material adverse effect on the Borrower's financial condition, results of operations or businesses.

          5.14 Pension Reform Act.  No events, including, without limitation,
               ------------------
     any "Reportable Event" or "Prohibited Transactions", as those terms are defined in the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time (herein, including any and all such amendments, called "ERISA"), have occurred in connection with any "Employee Benefit Plan" (herein called "Pension Plan") of the Borrower which might reasonably be expected to constitute grounds for the termination of any such Pension Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such Pension Plan. The Borrower's Pension Plan, if any, meet the minimum funding standards of Section 302 of ERISA.

          5.15 Survival of Representations and Warranties.  All representations
               ------------------------------------------
     and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement.

     6.   AFFIRMATIVE COVENANTS.  The Borrower covenants and agrees that, so
          ---------------------
long as any Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as this Agreement remains in effect:

          6.1  Financial Statements.  Except as otherwise expressly provided for
               --------------------
     herein, the Borrower shall keep property books of record and account in which full and true entries will be made of all dealings or transactions of or in relation to the business and affairs of the Borrower, in accordance with generally accepted accounting principles consistently applied. The Borrower shall cause to be furnished to the Lender:

               (i) as soon as practicable and in any event within sixty (60) days after the end of each of the first three (3) fiscal quarters, a copy of the Form 10-Q most recently filed by the Borrower with the Securities and Exchange Commission;

               (ii) as soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year, (a) consolidated statements of income, retained earnings and changes in financial condition of the Borrower for such year, and a consolidated balance sheet of the Borrower as of the end of such year, in reasonable detail and satisfactory in scope to the Lender and examined by independent certified public accounts of recognized national standing selected by the Borrower and satisfactory to Lender, whose opinion shall be in scope and substance satisfactory to Lender and shall be accompanied by such accountants' "Management Letter" to Borrower, and (b) a copy of the Form 10-K filed for the previous fiscal year by the Borrower with the Securities and Exchange Commission;

               (iii) as soon as practicable and in any event within ten (10) calendar days of delivery to the Borrower, a copy of any letter issued by the Borrower's independent certified public accountants or other management consultants with respect to Borrower's financial or accounting systems or controls;

               (iv)   as soon as practicable (but in any event not more than ten
          (10) days after the President or chief financial officer of the Borrower obtains knowledge of the occurrence of an event or the existence of a circumstance giving rise to an Event of Default or a Default), notice of any and all Events of Default or Defaults hereunder;

               (v) Monthly Reports for the Borrower and the Harold's Subsidiaries as required pursuant to Section 3.1;
                                               -----------

               (vi) Quarterly Reports for the Borrower and the Harold's Subsidiaries as required pursuant to Section 3.2; and
                                              -----------

               (vii) with reasonable promptness, such other business or financial data as the Lender may request.

          All financial statements delivered to the Lender pursuant to the requirements of this Section 6.1 (except where otherwise expressly
                          -----------
     indicated) shall be prepared in accordance with generally accepted accounting principles consistently applied. Together with each delivery of financial statements required by Section 6.1(i), the Borrower shall deliver
                                      --------------
     to the Lender an officer's certificate (the "Compliance Certificate") stating that there exists no Default or Event of Default, or, if any Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action the Borrower proposes to take to cure the same. Together with each delivery of financial statements required by Section 6.1(ii)(b), the Borrower shall deliver to the Lender a
                 ------------------
     certificate of the accountants who performed the audit in connection with such statements stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of a Default or Event of Default, specifying the nature and period of existence thereof. Such accountants shall not be liable by reason of any failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the ordinary course of an audit. The Lender shall exercise reasonable efforts to keep such information, and all information acquired by a result of any inspection conducted in accordance with Section
                                                                         -------
     6.2, confidential, provided that the Lender may communicate such
     ---
     information (a) to any other Person in accordance with the customary practices of commercial banks relating to routine trade inquiries, (b) to any court or regulatory authority having jurisdiction over Lender, (c) to any other Person in connection with Lender's sale of any participation in the Liabilities, or (d) to any other Person in connection with the exercise of the Lender's rights hereunder or under any of the other Financing Agreements. The Borrower authorizes Lender to discuss the financial condition of the Borrower with the Borrower's independent public accountants and agrees that such discussion or communication shall be without liability to either the Lender or Borrower's independent public accountants.

          6.2  Inspection.  Lender, or any Person designated by Lender in
               ----------
     writing, shall have the right, from time to time hereafter, to call at the Borrower's place or places of business during reasonable business hours, and, without hindrance or delay, (i) to inspect, audit, check and make copies of and extracts from the Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to the Borrower's business or to any transactions between the parties hereto, (ii) to discuss the affairs, finances and business of the Borrower with any officers, employees or directors of the Borrower.

          6.3  Conduct of Business. Except as contemplated herein, the Borrower
               -------------------
     shall maintain its corporate existence, shall maintain in full force and effect all licenses, permits, bonds, franchises, leases, patents, contracts and other rights necessary or desirable to the profitable conduct of its business, shall continue in, and limit its operations to, the same general line of business as that presently conducted by it and shall comply with all applicable laws, rules and regulations of any federal, state or local governmental authority, except for such laws, rules and regulations the violation of which would not, in the aggregate, have a material adverse effect on the Borrower's financial condition, results of operations or business.

          6.4  Claims and Taxes.  The Borrower agrees to indemnify and hold the
               ----------------
     Lender harmless from and against any and all claims, demands, liabilities, losses, damages, penalties, costs, and expenses (including reasonable attorneys' fees) relating to or in any way arising out of the possession, use, operation or control of any of the Borrower's assets. The Borrower shall pay or cause to be paid all bonding premiums and related taxes and charges, and shall pay or cause to be paid all of the Borrower's real and personal property taxes, assessments and charges and all of the Borrower's franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against the Borrower, or payable by the Borrower, at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to its property, provided that the Borrower shall have the right to contest in good faith, by an appropriate proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, assessment or charge, and upon such good faith contest to delay or refuse payment thereof, if (i) the Borrower establishes adequate reserves to cover such contested taxes, assessment or charges, and (ii) such contest does not have a material adverse effect on the financial condition of the Borrower, the ability of the Borrower to pay any of the Liabilities.

          6.5  Borrower's Liability Insurance.  The Borrower shall maintain, at
               ------------------------------
     its expense, such public liability and third party property damage insurance in such amounts, with such deductibles and with such coverage as is consistent with the practice of other companies engaged in the same or similar industry as that of the Borrower and otherwise acceptable to Lender.

          6.6  Borrower's Property Insurance.  The Borrower shall provide the
               -----------------------------
     following insurance coverage:

               (A) At its sole expense, keep and maintain its assets insured against loss or damage by fire, theft, explosion, spoilage and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses in an amount at least equal to the lesser of (i) the outstanding maximum revolving facility of the Liabilities or (ii) the full insurable value of all such property.

               (B) All such policies of insurance shall be in form and substance satisfactory to Lender. On or prior to the Execution Date, the Borrower shall deliver to Lender a certificate evidencing each policy of insurance and evidence of payment of all premiums therefor (and, promptly thereafter, shall deliver to Lender the original (or a certified) copy of each such policy of insurance) and, thereafter, the original (or a certified) copy of each substitution therefor or renewal or amendment thereof promptly following each such substitution, renewal or amendment. If the Borrower, at any time or times hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Lender, without waiving or releasing any obligation or default by the Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to do

          so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Lender deems advisable.

               (C) (i) in the event insurance proceeds with respect to loss of or damage to any Goods or other material assets of the Borrower are received by Lender as required herein, such proceeds shall be remitted to the Borrower promptly if (a) no Default of Event or Default exists at the time of receipt by Lender of such proceeds and (b) Lender shall have received from the Borrower evidence satisfactory to Lender that the Borrower shall apply such proceeds to the repair or replacement of the assets of the Borrower, the loss of or damage to which gave rise to the proceeds, (ii) all insurance proceeds received by Lender shall, unless remitted to Borrower pursuant to clause (C)(i) of this Section
                                                                        -------
          6.6, be applied to the outstanding Liabilities, in the inverse order
          ---
          of their maturity.

          6.7  Pension Plans.  The Borrower shall (i) keep in full force and
               -------------
     effect any a and all Pension Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Pension Plans can be terminated without material liability to the Borrower in connection with such termination (as distinguished from any continuing funding obligation); (ii) make contributions to all of the Borrower's Pension Plan in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (iii) comply with all material requirements of ERISA which relate to such plans; and (iv) notify the Lender immediately upon receipt by the Borrower of any notice of the institution of any proceeding or other action which may result in the termination of any Pension Plan.

          6.8  Notice of Suit or Adverse Change in Business. The Borrower shall,
               --------------------------------------------
     as soon as possible, and in any event within thirty (30) days after the Borrower learns of the following, give written notice to the Lender of (i) any proceeding in excess of $500,000.00 being instituted or threatened in writing to be instituted by or against the Borrower or its respective Subsidiaries, including the Harold's Subsidiaries, if any, in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), and (ii) any material adverse change in the Borrower's financial condition, results of operation or businesses.

          6.9  Financial Covenants.  The Borrower shall maintain the following:
               -------------------

               (A)  Total Liabilities to Tangible Net Worth Ratio. The Borrower
                    ---------------------------------------------
          shall maintain a Total Liabilities to Tangible Net Worth ratio of no greater than 1.25 to 1. The Total Liabilities to Tangible Net Worth Ratio shall be tested within forty-five (45) calendar days of the end of each fiscal quarter.

               (B)  Minimum Tangible Net Worth.  The Borrower shall maintain a
                    --------------------------
          minimum consolidated Tangible Net Worth of $22,000,000.00. The Minimum Tangible Net

          Worth shall be tested within forty-five (45) calendar days of the end of each fiscal quarter.

          6.10  Management and Ownership of Borrower.  At all times during the
                ------------------------------------
     term of this Agreement, at least three of the following individuals shall hold the offices reflected in this Section 6.10: (i) Harold G. Powell,
                                        ------------
     Chairman of the Board of the Borrower; (ii) Rebecca Powell Casey, Chief Executive Officer of the Borrower; (iii) H. Rainey Powell, President of the Borrower; and (iv) Kenneth C. Row, Executive Vice President. Additionally, Harold G. Powell, Rebecca Powell Casey, H. Rainey Powell, Lisa Powell Hunt, Michael T. Casey, the Trustee(s) of The Elizabeth M. Powell Trust A and Trustee(s) of The Elizabeth M. Powell Trust B will in the aggregate maintain either (i) control no less than forty-five percent (45%) of the voting common stock of the Borrower, or (ii) control such number of shares and hold options for additional shares to be able to obtain no less than forty-five percent (45%) of the voting common stock of Borrower.

     7.   NEGATIVE COVENANTS.  The Borrower covenants and agrees that so long as
          ------------------
any Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as this Agreement remains in effect (unless the Lender shall give its prior written consent thereto):

          7.1 Encumbrances.  Except as set forth on Exhibit "D" attached hereto,
              ------------                          -----------
     or as otherwise contemplated herein, the Borrower will not create, incur, grant, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance of any nature whatsoever on any of its Accounts or Inventory other than (i) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith and with due diligence by appropriate proceedings, and as to which the Borrower shall, if appropriate under generally accepted accounting principles, have set aside on its books and records adequate reserves; (ii) deposits under workmen's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; and
     (iii) liens which arise by operation of law; and (iv) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property.

          7.2  Sale or Other Disposition of Assets.  The Borrower will not sell,
               -----------------------------------
     transfer or otherwise dispose of any assets except in the ordinary course of business.

          7.3  Consolidations, Mergers or Acquisitions.  The Borrower shall not
               ---------------------------------------
     recapitalize or consolidate with, merge with, or otherwise acquire all or substantially all of the assets or properties of any other Person.

          7.4  Investments or Loans.  The Borrower shall not make or permit to
               --------------------
     exist investments or loans in or to any other Person, except investments in Cash Equivalent Investments.

          7.5  Guarantees.  The Borrower shall not guarantee, endorse or
               ----------
     otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other person or otherwise, except endorsements of negotiable instruments for collection in the ordinary course of business.

          7.6  Loans to Others.  The Borrower will not loan funds to any Person
               ---------------
     except: (a) temporary financing for the creation of new Harold's stores,
     (b) loans to employees or stockholders of the Borrower which at any time are less than $450,000.00 in the aggregate, or (c) loans to Corner Properties, an Affiliate of the Borrower, in connection with Cafe Plaid, a restaurant adjacent to the Harold's store located in Campus Corner in Norman, Oklahoma.

          7.7  Amendment of Certificate of Incorporation or Bylaws.  The
               ---------------------------------------------------
     Borrower shall not amend its Certificate of Incorporation or Bylaws.

          7.8  Transactions with Subsidiaries and Affiliates.  The Borrower
               ---------------------------------------------
     shall not enter into any transaction including, without limitation, the purchase, sale or exchange of property or the rendering of any service to any Subsidiary, including the Harold's Subsidiaries, or Affiliate except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be obtained in a comparable arm's length transaction with an unaffiliated person or corporation.

          7.9  New Locations.  The Borrower covenants and agrees that it will
               -------------
     not open, or permit any of the Harold's Subsidiaries to open, any new retail outlets or Harold's stores without first notifying the Bank in writing prior to the opening of such location. The Person which owns and/or operates such new location, whether a corporation or otherwise, will, if requested by the Lender, become a party to this Agreement, become a guarantor, execute and deliver to the Lender a guaranty agreement and deliver such documents and do any and all such other things as reasonably required by the Lender.

     8.   DEFAULT, RIGHTS AND REMEDIES OF THE LENDER.
          ------------------------------------------

          8.1  Liabilities.  In the event a Default described in clause (g) of
               -----------
     the definition of "Default" shall exist or occur, all of the Liabilities shall automatically, without notice of any kind, be immediately due and payable; and in the event any other Default shall exist or occur, any or all of the Liabilities may, at the option of the Lender, and after applicable grace period and without demand or notice of any kind, be declared, and thereupon shall become, immediately due and payable.

          8.2  Rights and Remedies Generally.  In the event of a Default, the
               -----------------------------
     Lender shall have, in addition to any other rights and remedies contained in this Agreement or in any of the other Financing Agreements, all of the rights and remedies of a secured party under the Code or other applicable laws, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law.

          8.3  Waiver of Demand.  Demand, presentment, protest, notice of
               ----------------
     protest, and notice of nonpayment are hereby waived by the Borrower.

     9.   MISCELLANEOUS.
          -------------

          9.1  Waiver.  The Lender's failure, at any time or times hereafter, to
               ------
     require strict performance by the Borrower of any provision of this Agreement shall not constitute a waiver, or affect or diminish any right of the Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Lender of a Default by the Borrower on any occasion under this Agreement or any of the other Financing Agreements shall not suspend, constitute a waiver or affect any other Default by the Borrower under this Agreement or any of the other Financing Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Agreement or any of the other Financing Agreements and no Default by the Borrower under this Agreement or any of the other Financing Agreements shall be deemed to have been suspended or waived by the Lender unless such suspension or waiver is in writing signed by an officer of the Lender, and directed to the Borrower specifying such suspension or waiver.

          9.2  Costs and Attorneys' Fees.  If at any time or times after the
               -------------------------
     Execution Date, Lender employs counsel in connection with collecting the Liabilities or in connection with any matters contemplated by or arising out of this Agreement or any of the Financing Agreements, then the Borrower shall pay all of the reasonable attorneys' fees, expenses, charges and costs arising pursuant thereto and such fees, expenses, charges and costs, together with interest at the rate prescribed in Section 2.4, shall be part
                                                      -----------
     of the Liabilities, payable on demand.


          9.3  Expenditures by the Lender.  In the event the Borrower shall fail
                --------------------------
     to pay taxes, insurance, assessments, costs or expenses which the Borrower is are, under any of the terms hereof, required to pay the Lender may, in its sole discretion, make expenditures for any or all of such purposes, and the amount so expended, together with interest thereon at the rate prescribed in Section 2.4, shall be part of the Liabilities, payable on
                   -----------
     demand.

          9.4  Reliance by the Lender.  All covenants, agreements,
               ----------------------
     representations and warranties made herein by the Borrower shall, notwithstanding any investigation by the Lender, be deemed to be material to and to have been relied upon by the Lender.

          9.5  Parties.  Whenever in this Agreement there is reference made to
               -------
     any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and assigns of the Borrower and the successors and assigns of the Lender. The Borrower shall not, without the prior written consent of Lender, assign or delegate any of its rights or obligations hereunder or any part of the Liabilities to any other Person.

          9.6  Applicable Law; Severability.  This Agreement shall be construed
               ----------------------------
     in all respects in accordance with, and governed by, all of the provisions of the Code and by the other internal laws (as opposed to conflicts of law provisions) of the State of Oklahoma. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          9.7  Submission to Jurisdiction.  The Borrower hereby consents to the
               --------------------------
     jurisdiction of any local, state or federal court located within the Western District of the State of Oklahoma and waives any objection which the Borrower may have based on improper venue or forum non conveniens to
                                                      --------------------
     the conduct of any proceeding in any such court.

          9.8  Application of Payments.  From and after the occurrence of a
               -----------------------
     Default, notwithstanding any contrary provision contained in this Agreement or in any of the other Financing Agreements, the Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by the Lender from the Borrower and the Borrower hereby irrevocably agrees that the Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against the Liabilities in such manner as the Lender may deem advisable, notwithstanding any entry by the Lender upon any of its books and records.

          9.9  Marshalling; Payments Set Aside.  The Lender shall be under no
               -------------------------------
     obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Liabilities. To the extent that the Borrower makes a payment or payments to the Lender and such payment or payments or set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

          9.10 Section Titles.  The section titles contained in this Agreement
               --------------
     shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

          9.11 Continuing Effect.  This Agreement and all of the other Financing
               -----------------
     Agreements shall continue in full force and effect so long as any Liabilities shall be owed to the Lender, and (even if there shall be no Liabilities outstanding) so long as this Agreement has not been terminated as provided in Section 2.7.
                    -----------

          9.12  Notices.  Except as otherwise expressly provided herein, any
                -------
     notice required or desired to be served, given or delivered hereunder shall be in writing, shall be addressed to the Person to be notified as follows (or to such other address or addresses as may hereafter be furnished in writing by the Person to be notified):

          (i)   If to the Lender at:

                Boatmen's First National Bank of Oklahoma, N.A.
                211 North Robinson Avenue
                P. O. Box 25189
                Oklahoma City, Oklahoma  73102-0189
                Attention:  K. Randy Roper, Senior Vice President

                with a copy to

                Phillips McFall McCaffrey McVay & Murrah
                12th Floor, One Leadership Square
                211 North Robinson
                Oklahoma City, Oklahoma  73102
                Attention:  D. Keith McFall

          (ii)  If to the Borrower at:

                Harold's Stores, Inc.
                765 Asp
                P. O. Box 2970
                Norman, Oklahoma   73070
                Attention:  H. Rainey Powell, President
                              and Chief Operating Officer

     and notice shall be deemed to have been validly served, given or delivered on (i) the date of delivery, if delivered in person. (ii) the third Business Day after deposit in the United States mails, if delivered by certified mail, return receipt requested, (iii) the first Business Day after delivery to the courier, if delivered by private overnight courier service, or (iv) upon actual receipt thereof, if delivered in any other manner.

          9.13  Participations.  Lender may sell participations in all or in
                --------------
     part of the Revolving Loan or the Revolving Loan Note or any part thereof, to another bank or other entity. All amounts payable by the Borrower hereunder shall be made as if Lender had not sold such participation. Lender may furnish any information in possession of Lender and concerning the Borrower from time to time to participants or prospective participants.

          9.14  Entire Agreement.  This Agreement constitutes the entire
                ----------------
     agreement and understanding among the parties with respect to the matters contained in this Agreement, and supersedes all other agreements among and representations by the parties with respect to such matters.

          9.15  Effect of Amendment.  This Agreement is, in part, a renewal,
                -------------------
     extension and restatement of, and an amendment to, the Prior Agreement. The Liabilities of the Borrower originally evidenced by the Prior Agreement and the other Financing Agreements are continuing and nothing contained herein shall be construed to be paid any portion of the outstanding balance of the Liabilities or the releasing or terminating of any mortgage, lien, pledge, assignment, security interest or encumbrances securing payment of the Liabilities.

          9.16  Counterparts.  This Agreement may be executed in any number of
                ------------
     counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

     "LENDER":                BOATMEN'S FIRST NATIONAL BANK OF
                               OKLAHOMA, N.A.


                              By:  /s/ K. Randy Roper
                                   -------------------
                                   K. Randy Roper, Senior Vice President


     "BORROWER":              HAROLD'S STORES, INC.


                              By: /s/ H. Rainey Powell
                                  --------------------
                              H. Rainey Powell, President and Chief
                                        Operating Officer

                                   EXHIBIT A
                                   ---------

                  EIGHTH AMENDED AND RESTATED REVOLVING NOTE
                  ------------------------------------------


$15,000,000.00                                                 February 28, 1996
                                                         Oklahoma City, Oklahoma

     For value received, HAROLD'S STORES, INC., an Oklahoma corporation (the "Maker"), promises to pay to the order of BOATMEN'S FIRST NATIONAL BANK OF OKLAHOMA, P. O. Box 25189, 211 North Robinson Avenue, Oklahoma City, Oklahoma, 73125-0189 (the "Lender"), on or before June 30, 1998, the principal sum of Fifteen Million and No/100 Dollars ($15,000,000.00), together with interest thereon from the date of funding at the rates hereinafter specified, payable as follows:

            The unpaid principal amount from time to time outstanding under this Note shall bear interest from the date hereof at the following rates per annum: (a) prior to maturity, at the option of the Maker in accordance with the Credit Agreement, as hereinafter defined, at a rate equal to either the Corporate Base Rate, as hereinafter defined, from time to time in effect, or (ii) two and one-eighth of one percent (2.125%) plus either the one (1) month or three (3) month LIBOR Rate, as hereinafter defined, from time to time in effect; and (b) after maturity of any installment, whether by acceleration or otherwise, until paid at a rate equal to the sum of (i) five percent (5%) plus (ii) the then applicable annual rate then in effect. Accrued interest shall be payable monthly beginning February 29, 1996 and on the last day of each month thereafter until maturity, at which time all principal and accrued interest shall become due and payable.

            "Corporate Base Rate" shall mean that fluctuating annual rate of interest formally designated by Lender from time to time (whether or not charged or published) as its "Corporate Base Rate." Each change in the per annum interest rate charged hereunder shall become effective, without notice (which notice is hereby waived), on the date of each change in the Corporate Base Rate (or any component thereof). "LIBOR Rate" shall mean the London Interbank Offered Rates for either (i) one (1) month or (ii) three
     (3) months, as published in the Wall Street Journal indicating the average
                                     -------------------
     of interbank offered rates for dollar deposits in the London market based on the quotation at five major banks. If the date of the rate change falls on a date when the Wall Street Journal is not published, then the one (1)
                        -------------------
     month or three (3) month LIBOR Rate published in the following issue of the Wall Street Journal shall be the applicable LIBOR Rate used. Each change in
     -------------------
     the per annum interest rate charged hereunder shall become effective without notice (which notice is hereby waived) on the date of each change in the Corporate Base Rate or LIBOR Rate (or any component thereof). As of February 20, 1996, the Corporate Base Rate was eight and one quarter of one percent (8.25%) per annum. If more than one rate is quoted for a given LIBOR period, the interest rate shall be the highest rate quoted for such period. The Lender may, from time to time, extend credit to anyone at rates of interest varying from, and having no relation to, the Corporate Base Rate or the applicable LIBOR Rate.

     Interest shall be computed on the actual number of days elapsed on the basis of a 360 day year.

     Payments of both principal and interest are to be made in the lawful money of the United States of America.

     This Note is subject to the terms and provisions of that certain Second Amended and Restated Credit Agreement dated February 28, 1996 (the "Credit Agreement") by and between Maker and Lender, to which reference is made for a statement of such terms and provisions, including those under which the indebtedness evidenced by this Note may be declared to be immediately due and payable. Unless otherwise defined, the terms used herein have the meanings provided in the Credit Agreement.

     This Note is an amendment and restatement of, and substitute and replacement for, that certain Seventh Amended and Restated Revolving Note dated August 22, 1995, in the original principal amount of $12,000,000.00, payable to the order of the Lender (the "Prior Note"). The indebtedness of the Maker originally evidenced by the Prior Note is a continuing indebtedness all of which is now evidenced by this Note and nothing herein contained shall be construed to deem paid the Prior Note.

     The Maker shall have the right to prepay this Note in whole or in part at any time and from time to time without premium or penalty, but with interest to the date of payment on the amount prepaid. All payments under this Note shall be applied first to any accrued interest and then to principal.

     The Maker agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder's rights hereunder, the Maker shall pay to the holder hereof its reasonable attorney's fees, together with all court costs and other expenses incurred and paid by such holder.

     The Maker, endorsers, sureties and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, any renewal (whether one or more) hereof, and any release of any party liable for payment of this obligation. Any such extension, renewal or release may be made without notice to such party and without discharging said party's liability hereunder.

     The failure of the holder of this Note to exercise any of the remedies or options set forth in this Note or in any instrument securing payment hereof, upon the occurrence of one or more events of default, shall not constitute a waiver of the right to exercise the same or any other remedy at any subsequent time in respect to the same or any other event of default. The acceptance of the holder hereof of any payment which is less than the total of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing remedies or options at that time or any subsequent time, or nullify any prior exercise of any such remedy or option, without the express consent of the holder hereof, except as and to the extent otherwise provided by law.

     It is the intention of the Maker and Lender to comply strictly with all applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Note or other documents require the payment or permit the collection of an aggregate amount of interest in excess of the maximum amount permitted by any laws which may apply to this transaction, including the laws of the State of Oklahoma.

     If any such excess of interest is contracted for, charged or received under this Note or under the terms of any of the documents securing payment hereof or otherwise relating hereto, or if the maturity of the indebtedness evidenced by this Note is accelerated in whole or in part, or if all or part of the principal or interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest (including all amounts payable hereunder or in connection with the loan evidenced hereby which are not denominated as interest but which constitute interest under applicable laws) contracted for, charged or received under this Note shall exceed the maximum amount of interest permitted by the applicable usury laws, as now or hereafter enacted, then in any such event (a) the provisions of this paragraph shall govern and control, (b) neither the Maker hereof nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by the applicable usury laws, as now or hereafter enacted, (c) any such excess interest which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or, if this Note shall have been paid in full, refunded to Maker, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by the holder or holders hereof in connection with such loan.

     The Maker and Lender intend and believe that each provision in this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Note is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Maker and Lender under the remainder of this Note shall continue in full force and effect.

     The records of the holder of this Note shall be prima facie evidence of the amount owing on this Note. This Note may be assigned by holder without the prior consent of Maker.

     This Note is made under and governed by the laws of the State of Oklahoma.

     IN WITNESS WHEREOF, the undersigned Maker have executed this instrument effective the 28th day of February, 1996.

     "MAKER":                           HAROLD'S STORES, INC., an Oklahoma
                                            corporation


                                   By:________________________________________
                                             H. Rainey Powell, President and
                                                Chief Operating Officer


STATE OF OKLAHOMA    )
                     )  SS
COUNTY OF CLEVELAND  )

     This instrument was acknowledged before me this ______ day of March, 1996, by H. Rainey Powell, as President and Chief Operating Officer of Harold's Stores, Inc., an Oklahoma corporation.


                                   __________________________________________
                                   Notary Public
My Commission Expires:

________________________
    [SEAL]